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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus for the registration of $50 million 11 1/2% Senior Subordinated Notes of the Company and to the incorporation by reference therein of (i) our report dated February 8, 1999, with respect to the consolidated financial statements and schedule of RailWorks Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, (ii) our report dated March 12, 1999, with respect to the balance sheet of Mid West Railroad Construction and Maintenance Corporation of Wyoming in its Current Report (Form 8-K) dated March 17, 1999 and (iii) our report dated March 15, 1999, with respect to combined financial statements of F&V Metro Contracting Corp. and Affiliates included in its Current Report (Form 8-K) dated March 17, 1999, each filed with the Securities and Exchange Commission.


                                       Arthur Andersen LLP


October 29, 1999
Stamford, Connecticut